Exhibit 10.51
NATIONAL CITY CORPORATION
DEFERRED COMPENSATION PLAN
FOR
DANIEL J. FRATE
     The National City Corporation Deferred Compensation Plan for Daniel J. Frate, (the “Plan”) is adopted as of the Effective Date, by National City Corporation (the “Corporation”) and is accepted by Daniel J. Frate (“Participant”) by his signature below.
     1. (PURPOSE AND OPERATION) The purpose of the Plan is to provide deferred compensation to the Participant. The Plan shall be administered by the Compensation and Organization Committee of the Board, which shall have the right to review, interpret and alter the Plan in its discretion. The Plan shall serve as a non-qualified plan providing for and governing the treatment of deferred compensation at the election of the Participant or as required by the Plan.
     2. (DEFINITIONS) As used in the Plan and not otherwise defined therein:
(a)	“Account” means the account described in section 4;

(b)	“Award” means the amount defined in section 3;

(c)	“Board” means the Board of Directors of the Corporation;

(d)	“Committee” means the Compensation and Organization Committee of the Board, or another committee appointed by the Board to serve as the administering committee of this Plan;

(e)	“Covered Executive” means any individual who is, or is determined by the Committee to be likely to become a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code;

(f)	“Crediting Date” means the last business day of each calendar month or such other date or dates as determined by the Plan Administrator so long as there is no less than one Crediting Date each calendar year;

(g)	“Deferred Compensation Plan” means the National City Deferred Compensation Plan (As Amended and Restated Effective July 23, 2002) and as amended from time to time, and any successor plan;

(h)	“Effective Date” means December 1, 2003;

(i)	“Employee” means an employee of an Employer who is identified as an employee of the Employer in the human resource records of the Employer;

(j)	“Employer” means the Corporation and any of its Subsidiaries;

(k)	“Employment” means employment with an Employer;

(l)	“Evaluation Date” means the last day of the Plan Year;

(m)	“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time;

(n)	“Investment Option” means any arrangement deemed suitable by the Plan Administrator from time to time for the purpose of providing an investment credit on amounts deferred to the Participant’s Account;

(o)	“Payment Date” means any day within thirty (30) days following an Evaluation Date a Participant receives a distribution;

(p)	“Plan Administrator” means a committee consisting of the Corporate Human Resources Director, the Corporate Director of Benefits, and the Corporate Director of Compensation, or such other similar group as established by the Committee from time to time;

(q)	“Plan Year” means the calendar year; the first Plan Year is 2003;

(r)	“Retirement Eligible Employee” means being either (i) age 55 or older with 10 years of service or (ii) age 65 or older with at least 5 years of service on the Employee’s Termination Date;

(s)	“Sub-Account” means the sub-accounts described in section 4;

(t)	“Subsidiaries” means those entities in which the Corporation directly or indirectly owns 50% or more of the voting equity securities;

(u)	“Termination Date” means the later of (i) the individual’s last day worked or (ii) the last day an individual receives a salary payment either for services rendered or as salary continuation.
     3. (AWARD) The Corporation, pursuant to its offer of employment, has awarded the Participant an amount equal to One Million Five-Hundred Thousand Dollars ($1,500,000) to be deferred and later distributed as provided in section 5. The Participant shall be 100% vested in the Award, including the accumulated Account value with interest and gains thereon, at all times. Such amount shall be allocated to the Armada Money Market Fund until such time as the Participant designates, in form satisfactory to the Plan Administrator, the Investment Options to which the Participant desires to allocate the Award, pursuant to section 4.
     4. (ACCOUNTS) An unfunded bookkeeping account known as the Account shall be established and maintained by the Corporation in the name of the Participant. As of the Effective Date the amount of the Award shall be credited to the Participant’s Account and shall be allocated to the Investment Option or Options selected by the Participant. The Account shall comprise a number of sub-accounts, known as Sub-Accounts, equal to the number of Investment Options available. The Investment Options are designed to reflect investment options maintained in the Deferred Compensation Plan. Accordingly, each such Investment Option and the Participant’s Account therein shall be adjusted hereunder as of the end of each month to reflect the income, gain or loss of the corresponding Investment Option for such month, calculated in a manner, as determined by the Plan Administrator, similar to the Deferred Compensation Plan.
4.1 (CHANGE IN INVESTMENT OPTION). The Plan Administrator may change the Investment Options available from time to time under the Plan. However, no such change shall reduce the Participant’s deferred compensation Account. If, following a change in the Investment Options, the Participant fails to reallocate his Sub-Accounts among the available Investment Options, the Plan Administrator has the discretion to allocate such amount among one or more of the available Investment Options for the Participant.
4.2	(ALLOCATIONS; TRANSFERS OF ACCUMULATED AMOUNTS) Participant may allocate and/or reallocate his accumulated Account among the

Investment Options only during times approved by the Plan Administrator and using forms and procedures established from time to time by the Plan Administrator for such purpose. Any allocations or changes Participant makes shall become effective on the next Crediting Date following the Plan Administrator’s acceptance of the Participant’s reallocation election. The Participant’s selection of Investment Options shall be made in increments of one percent (1%) of the Participant’s total Account under the Plan. The Participant (or beneficiary if the Participant is deceased) may request a change in his Investment Option choice by filing such request with the Plan Administrator.
4.3 (PAYMENTS DEDUCTED ON A PRO-RATA BASIS) Lump sums, installments, or any other distributions from the Account shall be deducted from each Investment Option on a pro-rata basis in proportion to the balance in each option using procedures established by the Plan Administrator for such purpose.
     5. (MANNER OF DISTRIBUTION) The Participant’s accumulated Account, including earnings and gains thereon, shall be distributed according to the procedures set forth herein. The Participant may receive either a Termination Distribution or a Retiree Distribution following his period of employment, each as defined below.
(i)	Termination Distribution. If Participant is not a Retirement Eligible Employee, he shall have his Account balance valued as of the Evaluation Date first following his Termination Date. Such balance shall be distributed in a lump sum on the Payment Date first following such Evaluation Date.

(ii)	Retiree Distribution. If Participant is a Retirement Eligible Employee he may elect to have his Account paid either in a lump-sum as provided in section (i) above, or having an accumulated Account of at least the Minimum Installment Amount, in annual installments over a period of 10 years. The amount of the first annual distribution shall be based on the Account balance as determined on the last Evaluation Date in the Plan Year in which the Participant’s Termination Date occurs. The first distribution shall be made on the Payment Date next following such Evaluation Date. If the Participant’s Account, determined as of the first Evaluation Date following Participant’s Termination Date, is equal to or less than an amount established by the Plan Administrator from time to time (the “Minimum Installment Amount”), such amount shall be distributed according to section (i) above.
5.1 (PLAN ADMINISTRATOR’S DISCRETION) The Plan Administrator shall have the discretion to distribute the Account of a Participant who is not a Covered Executive in a single distribution following his Termination Date. Such distribution shall be based on the balance of the Participant’s Account as of the

Evaluation Date immediately following his Termination Date. Such amount shall be paid on the Payment Date next following such Evaluation Date.
5.2 (PAYMENTS UPON DEATH OF PARTICIPANT)
(a) The Participant may designate any person or persons (not exceeding 5), including a trust, as his beneficiary to receive his Account in the event of the Participant’s death. Such designation shall be made by filing the form designated for that purpose by the Plan Administrator. The Participant may change or cancel his beneficiary designation at any time prior to death without the consent of any designated beneficiary. If no beneficiary has been designated by the Participant, or if no beneficiary is alive at the date of the Participant’s death, payment shall be made to the Participant’s estate.
(b) If the Participant’s death occurs during Employment, the Participant’s Account shall be distributed in a lump sum as provided in 5(i) to each of the Participant’s surviving beneficiaries in the portions designated by the Participant in 5.2(a).
(c) If the Participant’s death occurs after installment payments have commenced, the Participant’s Account shall be distributed in a lump sum on the next scheduled Payment Date to each of the Participant’s surviving beneficiaries in the portions designated by the Participant in 5.2(a).
     6. (WITHHOLDING TAXES) The Corporation shall have the right to deduct from distributions under the Plan any and all taxes required to be collected under federal, state or local laws, using procedures established by the Plan Administrator for such purpose. The Plan Administrator may establish procedures applicable to satisfy FICA or other required withholding that may arise at the time the Award is allocated to the Participant’s Account. These procedures may call for such withholding to be satisfied either (i) by reducing the Participant’s Award prior to such amount being allocated to the Participant’s Account, (ii) by reducing other compensation payable to the Participant at or about the same time the Award is allocated to the Participant’s Account, or (iii) by receiving a check or other payment from the Participant for the amount(s) due.
     7. (ADMINISTRATION) The Plan shall be administered by the Committee or its delegate in accordance with any administrative guidelines and any rules that may be established from time to time by the Committee. The Committee shall have full power and authority to interpret, construe and administer the Plan and its decisions shall be binding and conclusive on all persons for all purposes.

7.1 (POWERS AND DUTIES OF PLAN ADMINISTRATOR)
(a) The Plan Administrator shall have discretionary authority to determine eligibility for benefits and to interpret the terms of the Plan. The Plan Administrator shall have such other discretionary authority as may be necessary to enable it to discharge its responsibilities under the Plan as administrator and, including, but not limited to, the power:
(1)	To value Participant’s Accounts.

(2)	To distribute Participant’s Accounts.

(3)	To establish and change Investment Options.

(4)	To appoint or employ one or more persons to assist in the administration of the Plan. Such assistants shall serve at the pleasure of the Plan Administrator, and shall perform such functions as may be assigned by the Plan Administrator.

(5)	To adopt such rules as it deems appropriate for the administration of the Plan.

(6)	To establish procedures to be followed by Participant.

(7)	To prepare and distribute information relating to the Plan.

(8)	To request from Employers and Participant such information as shall be necessary for proper administration of the Plan.

(9)	To transfer the Participant’s Plan Account balances into another Employer deferred compensation plan and discontinue the Plan if the Plan Administrator deems such a change desirable.
(b) Decisions of the Plan Administrator must be made by a quorum consisting of a majority of the constituent members of the Plan Administrator, and decisions may also be made by unanimous written consent of members of the Plan Administrator. The decision of the Plan Administrator upon any matter within its authority shall be final and binding on all parties, including the Corporation, the Participant and his beneficiaries.
(c) Neither Plan Administrator, including its individual constituent members, nor any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful misconduct or lack of good faith.
7.2 (RELIANCE UPON INFORMATION) In making decisions under the Plan, the Plan Administrator shall be entitled to rely upon information furnished by the Participant, beneficiary or Employer.
     8. (PROHIBITION ON ALIENATION) No amount payable under the Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, hypothecation, charge, attachment, garnishment, execution, or levy of any kind or any other process of law, voluntary or involuntary. Any attempt to dispose of any rights to benefits payable under the Plan shall be void. Notwithstanding the preceding sentence, the Corporation shall have the right to offset from Participant’s Account balance any amounts due and owing from the Participant to the extent permitted by law. Notwithstanding the foregoing, the Corporation may transfer the Participant’s rights under the Plan to a successor entity in connection with a sale, spin-off, or other similar event, if and only if the successor entity agrees to enforce the terms and provisions hereof.
     9. (EMPLOYMENT) Nothing in the Plan shall interfere with or limit in any way the right of any Employer to terminate the Participant’s employment for any reason and at any time, nor confer upon the Participant any right to continue in the employ of any Employer.
     10. (NATURE OF DEFERRED COMPENSATION) The payment of deferred compensation shall be a general, unsecured obligation of the Corporation to be paid by the Corporation from its own funds, and such payments shall not impose any obligation upon any trust fund for any tax qualified plan, be paid from any such trust fund, or have any effect whatsoever upon the payment of benefits from any such trust fund. The election of deferred compensation under the Plan and any setting aside by the Corporation of amounts with which to discharge its deferred obligations under the Plan in a trust fund, an insurance policy, or otherwise, shall not be deemed to create a right in any person or equitable title to any funds so set aside in a trust, an insurance policy, or otherwise, and any recipient of benefits hereunder shall have no security or other interest in such trust, insurance policy or other funds. Any and all funds so set aside in a trust, an insurance policy or otherwise shall remain subject to the claims of the general creditors of the Corporation, present and future. No Participant or beneficiary shall have any title to or beneficial ownership in any assets which the Corporation may earmark to pay benefits under the Plan. This provision shall not require the Corporation to set aside any funds, but the Corporation may set aside such funds if it chooses to do so. Any amount so set aside for the Plan shall be accounted for separately and apart from any other plan of the Corporation. The Plan is intended to constitute an unfunded plan of deferred compensation described in Section 201(2) of the Employee Retirement Income Security Act of 1974. Notwithstanding any other provision of the Plan, distribution hereunder shall be made only in cash and shall be subject to withholding of applicable taxes.
     11. (HEADINGS NOT TO CONTROL) Headings and titles within the Plan are for convenience only and are not to be read as part of the text of the Plan.
     12. (SEPARABILITY OF PLAN PROVISIONS) If any provisions of the Plan are for any reason declared invalid or not enforceable, such provisions will not affect the remaining terms and conditions, but the Plan will be construed and enforced thereafter as if such provisions had not been inserted.
     13. (REQUIREMENTS OF LAW) The Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and the Participant and his beneficiaries, heirs, executors, administrators and legal representatives.

     14. (APPLICABLE LAW) The validity and effect of the Plan and the rights and obligations of all persons affected thereby, are to be construed and determined in accordance with applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of Ohio.
     15. (AMENDMENT AND TERMINATION) The Corporation expects to continue the Plan indefinitely, but reserves the right, by action of the Committee, to amend it from time to time or discontinue the Plan if such a change is deemed necessary or desirable. However, if the Committee should amend or discontinue the Plan, the Corporation shall remain obligated under the Plan with respect to the accumulated Account value with interest and gains thereon.
     16. (ENTIRE PLAN) This document is a complete statement of the National City Corporation Deferred Compensation Plan for Daniel J. Frate and supersedes all representations, promises and inducements, proposals, written or oral, relating to its subject matter. The Corporation shall not be bound by or liable to any person for any representation, promise or inducement made by any person which is not embodied in this document or in any authorized written amendment to the Plan.
     Executed this       day of                     , 2004 at Cleveland, Ohio.

NATIONAL CITY CORPORATION

By:

Shelley J. Siefert Executive Vice President, Corporate Human Resources

By:

Daniel J. Frate, Participant